                                                                    Exhibit 99.1

[QLT LOGO]    887 Great Northern Way            t 604.707.7000
              Vancouver, BC Canada V5T 4T5      f 604.707.7001
                                                www.qltinc.com

news release

             QLT ANNOUNCES Q2 RESULTS FOR 2005 AND REVISES GUIDANCE

FOR IMMEDIATE RELEASE                                              JULY 28, 2005
VANCOUVER, CANADA--QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported financial results for the second quarter ended June 30, 2005. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.

2005 Q2 RESULTS

SALES
Visudyne(R) worldwide sales for the second quarter were $129.0 million, an increase of 18.0% over the second quarter of 2004. Visudyne sales in the U.S. for the quarter were $50.1 million, down 3.8% over the same period last year. Visudyne sales in the rest of the world were $78.9 million, an increase of 37.9% over the same period last year.

Eligard(R) worldwide sales for the second quarter were $24.4 million, up 10.3% from the second quarter of 2004. Eligard sales in the U.S. for the quarter were $15.5 million, down $2.1 million or 11.9% over the same period last year. Eligard sales in the rest of the world were $8.9 million, almost double sales of $4.5 million in the same period last year.

Sales of dermatology products from our Sandoz alliance for the second quarter were $3.5 million, compared to $2.4 million in the same period last year.

Total product sales were $157.7 million, up 17.5% over total product sales in the second quarter of 2004.

"We are pleased with the growth of our total product line in the second quarter, particularly the strong growth for Visudyne, and remain on track to achieve our annual guidance for both Visudyne and earnings per share," said Paul Hastings, President and Chief Executive Officer of QLT Inc. "We expect Visudyne to continue to play a significant role in the treatment of AMD, as a single agent or in combination with other approaches to treating this disease."

DILUTED EARNINGS PER SHARE (EPS)
Non-GAAP EPS, which excludes the restructuring charge and amortization of acquired intangible assets, was $0.19 in the second quarter, while GAAP EPS was $0.17. A reconciliation between non-GAAP EPS and GAAP EPS for the second quarter of 2005 is provided in Exhibit 1 of this press release.

Prior year GAAP results reflect operations before our merger in the fourth quarter last year. Therefore, we have provided non-GAAP (adjusted pro forma) results, which reflect ongoing results as if the merger had occurred just prior to January 1, 2004. A reconciliation between non-GAAP results and GAAP results for the second quarter of 2004 is provided in Exhibit 3. For the second quarter of 2004, non-GAAP EPS, excluding the charge for amortization of intangibles, was $0.14, while GAAP EPS was $0.20.

Growth in non-GAAP EPS from $0.14 in the second quarter of 2004 to $0.19 in 2005 was primarily attributable to growth in Visudyne revenue.

QLT REVENUES
The Company's revenues were $63.4 million in the second quarter, up 43% from revenues in the same period last year, and up 4% compared to pro forma (non-GAAP) revenues in the same period last year.

Revenue from Visudyne was $48.8 million in the second quarter, up 13% from the second quarter last year. QLT's share of profit from Visudyne sales increased to 30.8% in the second quarter, up from 30.3% in the same period last year.

RESEARCH AND DEVELOPMENT (R&D) EXPENSE
R&D expense in the second quarter was $20.1 million, up $8.8 million from R&D expense in the second quarter last year primarily due to our merger. R&D expense was up $1.4 million from non-GAAP R&D expense of $18.6 million last year as spending was higher on our lemuteporfin BPH and octreotide programs.

SELLING, GENERAL AND ADMINISTRATIVE (SG&A) EXPENSE
For the second quarter of 2005, SG&A expense was $4.3 million, up $0.7 million from prior year second quarter expense, but down $1.4 million from 2004 non-GAAP SG&A expense. The year-over-year decrease from non-GAAP expense occurred primarily due to lower compensation costs, in part related to synergies from the merger.

CASH AND SHORT-TERM INVESTMENTS
The company's cash and short-term investments increased from $408 million to $415 million during the second quarter of 2005.

2005 REVISED ANNUAL GUIDANCE
Based on recent events and current trends in Eligard sales, QLT is revising its Eligard sales range from $140-$160 million to a new range of $90-$115 million, which represents top-line growth for Eligard of 7% to 37% over 2004. In total, 2005 sales from all QLT products, including dermatology, are now forecast at $600 to $650 million, compared to the previous guidance of $650 to $700 million, assuming foreign currency exchange rates remain approximately the same.

Based on the revised sales guidance for Eligard, QLT is revising its revenue range from $255-$280 million to a new range of $245-$265 million, which represents growth of 32% to 42% over 2004 revenue.

ABOUT QLT
QLT Inc. is a global biopharmaceutical company specializing in developing treatments for cancer, eye diseases, dermatological and urological conditions. We have combined our expertise in the discovery, development, commercialization and manufacture of innovative drug therapies with our unique technology platforms to create highly successful products such as Visudyne and Eligard. For more information, visit our web site at www.qltinc.com.

QLT INC.--FINANCIAL HIGHLIGHTS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In accordance with United States generally accepted accounting principles)

                                                           THREE MONTHS ENDED               SIX MONTHS ENDED
(In thousands of United States dollars,                          JUNE 30,                        JUNE 30,
 except per share information)                               2005         2004            2005             2004
-----------------------------------------------------------------------------------------------------------------
(Unaudited)
REVENUES
  Net product revenue                                     $ 52,382      $43,136        $109,528         $ 83,655
  Net royalties                                              5,648            -           9,356                -
  Contract research and development                          5,180        1,263           8,216            2,055
  Licensing and milestones                                     188            -             313                -
-----------------------------------------------------------------------------------------------------------------
                                                            63,398       44,399         127,413           85,710
-----------------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES
  Cost of sales                                             11,480        7,450          25,970           14,372
  Research and development                                  20,085       11,257          36,521           20,667
  Selling, general and administrative                        4,344        3,607           9,733            8,388
  Depreciation                                               1,994          916           3,728            1,725
  Amortization of intangibles                                1,911            -           3,782                -
  Restructuring                                                873            -           3,388                -
-----------------------------------------------------------------------------------------------------------------
                                                            40,687       23,230          83,122           45,152
-----------------------------------------------------------------------------------------------------------------

OPERATING INCOME                                            22,711       21,169          44,291           40,558

INVESTMENT AND OTHER INCOME
  Net foreign exchange gains                                 2,603          338           3,187              614
  Interest income                                            2,999        2,268           5,548            4,750
  Interest expense                                          (1,562)      (1,548)         (3,160)          (3,076)
-----------------------------------------------------------------------------------------------------------------
                                                             4,040        1,058           5,575            2,288
-----------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                  26,751       22,227          49,866           42,846

PROVISION FOR INCOME TAXES                                  (9,925)      (7,543)        (17,784)         (14,533)

-----------------------------------------------------------------------------------------------------------------
INCOME BEFORE EXTRAORDINARY GAIN                            16,826       14,684          32,082           28,313
-----------------------------------------------------------------------------------------------------------------

EXTRAORDINARY GAIN                                               -            -               -           10,393

=================================================================================================================
NET INCOME                                                $ 16,826      $14,684        $ 32,082         $ 38,706
=================================================================================================================
BASIC NET INCOME PER COMMON SHARE
  Income before extraordinary gain                        $   0.18      $  0.21        $   0.34         $   0.41
  Extraordinary gain                                             -            -               -             0.15
-----------------------------------------------------------------------------------------------------------------
  Net income                                              $   0.18      $  0.21        $   0.34         $   0.56

DILUTED NET INCOME PER COMMON SHARE
  Income before extraordinary gain                        $   0.17      $  0.20        $   0.34         $   0.40
  Extraordinary gain                                             -            -               -             0.13
-----------------------------------------------------------------------------------------------------------------
  Net income                                              $   0.17      $  0.20        $   0.34         $   0.53

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING (IN THOUSANDS)
  Basic                                                     92,975       69,574          93,150           69,425
  Diluted                                                  103,243       80,045         103,741           79,794
-----------------------------------------------------------------------------------------------------------------

QLT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

                                                                  JUNE 30,           DECEMBER 31,
(In thousands of United States dollars)                               2005                   2004
-------------------------------------------------------------------------------------------------
(Unaudited)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                     $  106,363             $  277,087
  Short-term investment securities                                 308,581                102,765
  Accounts receivable                                               57,771                 56,600
  Inventories                                                       42,843                 45,899
  Current portion of deferred income tax assets                      4,366                  4,753
  Other                                                             19,462                 13,521
-------------------------------------------------------------------------------------------------
                                                                   539,386                500,625
-------------------------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT                                       79,255                 81,674
DEFERRED INCOME TAX ASSETS                                           5,458                  6,926
INTANGIBLES, NET                                                   120,083                119,600
GOODWILL                                                           402,518                402,518
OTHER LONG-TERM ASSETS                                               3,971                  4,906
-------------------------------------------------------------------------------------------------
                                                                $1,150,671             $1,116,249
=================================================================================================

LIABILITIES
CURRENT LIABILITIES
  Accounts payable                                              $   11,223             $   12,993
  Income taxes payable                                              11,953                      -
  Accrued restructuring charge                                         816                      -
  Other accrued liabilities                                         14,628                 19,528
  Current portion of deferred revenue                                5,315                  2,278
-------------------------------------------------------------------------------------------------
                                                                    43,935                 34,799

DEFERRED INCOME TAX LIABILITIES                                     50,874                 52,171
DEFERRED REVENUE                                                     3,393                      -
LONG-TERM DEBT                                                     172,500                172,500
-------------------------------------------------------------------------------------------------
                                                                   270,702                259,470
-------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
COMMON SHARES                                                      873,236                848,498
ADDITIONAL PAID IN CAPITAL                                          65,396                 92,193
ACCUMULATED DEFICIT                                               (144,154)              (173,794)
ACCUMULATED OTHER COMPREHENSIVE INCOME                              85,491                 89,882
-------------------------------------------------------------------------------------------------
                                                                   879,969                856,779
-------------------------------------------------------------------------------------------------
                                                                $1,150,671             $1,116,249
=================================================================================================

As at June 30, 2005, there were 92,580,362 issued and outstanding common shares and 11,143,643 outstanding stock options.

QLT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In accordance with United States generally accepted accounting principles)

                                                                           THREE MONTHS ENDED             SIX MONTHS ENDED
(In thousands of United States dollars)                                         JUNE 30,                       JUNE 30,
                                                                            2005         2004            2005          2004
---------------------------------------------------------------------------------------------------------------------------
(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
       Net income                                                       $ 16,826     $ 14,684       $  32,082     $  38,706
       Adjustments to reconcile net income to net cash
       provided by operating activities:
            Amortization of intangibles                                    1,911            -           3,782             -
            Depreciation                                                   1,994          916           3,728         1,725
            Amortization of deferred financial expenses                      277          264             558           503
            Unrealized foreign exchange losses                             2,095        5,863           3,638         7,951
            Extraordinary gain                                                 -            -               -       (10,393)
            Deferred income taxes                                         (4,807)       5,835             499        12,825
       Changes in non-cash operating assets and liabilities
            Accounts receivable                                            5,159       (4,211)         (2,032)       (8,081)
            Inventories                                                   (1,909)       4,210           2,448         2,564
            Other assets                                                  (4,679)      (2,904)         (5,670)        2,739
            Accounts payable                                              (3,141)      (2,405)         (2,647)       (3,316)
            Income taxes payable                                          11,771        1,708          11,771         1,708
            Accrued restructuring charge                                     391            -             809             -
            Other accrued liabilities                                     (4,135)       5,021          (7,974)       (3,872)
            Deferred revenue                                                  66         (188)          6,464        (1,916)
---------------------------------------------------------------------------------------------------------------------------
                                                                          21,819       28,793          47,456        41,143
---------------------------------------------------------------------------------------------------------------------------

CASH USED IN INVESTING ACTIVITIES
       Short-term investment securities                                  (93,166)     (85,537)       (203,774)      (94,757)
       Purchase of property, plant and equipment                          (1,098)      (3,736)         (3,173)       (6,905)
       Purchase costs related to Atrix Laboratories, Inc.                    326         (718)           (884)         (718)
       Purchase of Kinetek Pharmaceuticals Inc.,
       net of cash acquired                                                    -            -               -        (2,316)
---------------------------------------------------------------------------------------------------------------------------
                                                                         (93,938)     (89,991)       (207,831)     (104,696)
---------------------------------------------------------------------------------------------------------------------------

CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES
       Common shares repurchased                                         (15,537)           -         (15,537)            -
       Long-term debt (net)                                                    -          (34)              -          (105)
       Issuance of common shares                                           4,024        2,076          11,041        13,772
---------------------------------------------------------------------------------------------------------------------------
                                                                         (11,513)       2,042          (4,496)       13,667
---------------------------------------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS              (2,169)      (5,402)         (5,853)       (7,582)

---------------------------------------------------------------------------------------------------------------------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                     (85,801)     (64,558)       (170,724)      (57,468)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                           192,164      269,498         277,087       262,408
---------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                $106,363     $204,940       $ 106,363     $ 204,940
===========================================================================================================================

QLT INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
2005 SECOND QUARTER RECONCILIATION OF GAAP EARNINGS TO                 EXHIBIT 1
NON-GAAP EARNINGS
--------------------------------------------------------------------------------
(In millions of United States dollars, except per share data) (Unaudited)

                                                                                             Three months
                                                 Three months ended                         ended June 30,
                                                    June 30, 2005                           2005 Adjusted
                                                        GAAP            Adjustments          Non-GAAP(1)
----------------------------------------------------------------------------------------------------------
REVENUES
        Net product revenue                           $ 52.4                $   -             $ 52.4
        Net royalties                                    5.6                    -                5.6
        Contract research and development                5.2                    -                5.2
        Licensing and milestones                         0.2                    -                0.2
--------------------------------------------------------------------------------------------------------
                                                        63.4                    -               63.4
--------------------------------------------------------------------------------------------------------
COST AND EXPENSES
        Cost of sales                                  (11.5)                   -              (11.5)
        Research and development                       (20.1)                   -              (20.1)
        Selling, general and administrative             (4.3)                   -               (4.3)
        Depreciation                                    (2.0)                   -               (2.0)
        Amortization of intangibles                     (1.9)                 1.9  (a)             -
        Restructuring                                   (0.9)                 0.9  (b)             -
--------------------------------------------------------------------------------------------------------
                                                       (40.7)                 2.8              (37.9)
--------------------------------------------------------------------------------------------------------

OPERATING INCOME                                        22.7                  2.8               25.5

INVESTMENT AND OTHER INCOME
        Net foreign exchange gains                       2.6                    -                2.6
        Interest income                                  3.0                    -                3.0
        Interest expense                                (1.6)                   -               (1.6)
--------------------------------------------------------------------------------------------------------
                                                         4.0                    -                4.0
--------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                              26.7                  2.8               29.5

        Provision for income taxes                      (9.9)                (1.0) (c)         (10.9)

--------------------------------------------------------------------------------------------------------
NET INCOME                                            $ 16.8                $ 1.8             $ 18.6
========================================================================================================

INCOME PER COMMON SHARE:
        Basic                                         $ 0.18                                  $ 0.20
        Diluted                                       $ 0.17                                  $ 0.19

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING (IN MILLIONS)
       Basic                                            93.0                                    93.0
       Diluted                                         103.2                                   103.2


        Adjustments:
        (a) Remove amortization of acquired intangibles resulting from our merger with Atrix in November, 2004.
        (b) Remove restructuring costs related to integration activities that followed our merger with Atrix.
        (c)   Remove the income tax impact of (a) and (b).

        Note 1
        The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful because they exclude those non-operational activities or transactions that are not necessarily relevant to understanding the trends of the Company or the prospects of future performance.

QLT INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2005
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS                   EXHIBIT 2
--------------------------------------------------------------------------------
(In millions of United States dollars, except per share data) (Unaudited)

                                                                                   Six months ended
                                               Six months ended                      June 30, 2005
                                                 June 30, 2005                          Adjusted
                                                     GAAP           Adjustments       Non-GAAP(1)
----------------------------------------------------------------------------------------------------
REVENUES
        Net product revenue                         $ 109.5            $   -             $109.5
        Net royalties                                   9.4                -                9.4
        Contract research and development               8.2                -                8.2
        Licensing and milestones                        0.3                -                0.3
----------------------------------------------------------------------------------------------------
                                                      127.4                -              127.4
----------------------------------------------------------------------------------------------------
COST AND EXPENSES
        Cost of sales                                 (26.0)               -              (26.0)
        Research and development                      (36.5)               -              (36.5)
        Selling, general and administrative            (9.7)               -               (9.7)
        Depreciation                                   (3.7)               -               (3.7)
        Amortization of intangibles                    (3.8)             3.8  (a)             -
        Restructuring                                  (3.4)             3.4  (b)             -
----------------------------------------------------------------------------------------------------
                                                      (83.1)             7.2              (75.9)
----------------------------------------------------------------------------------------------------
OPERATING INCOME                                       44.3              7.2               51.5

INVESTMENT AND OTHER INCOME (EXPENSE)
        Net foreign exchange gains                      3.2                -                3.2
        Interest income                                 5.5                -                5.5
        Interest expense                               (3.2)               -               (3.2)
----------------------------------------------------------------------------------------------------
                                                        5.6                -                5.6
----------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                             49.9              7.2               57.1

        Provision for income taxes                    (17.8)            (2.6) (c)         (20.4)

----------------------------------------------------------------------------------------------------
NET INCOME                                          $  32.1            $ 4.6             $ 36.7
====================================================================================================
INCOME PER COMMON SHARE:
        Basic                                       $  0.34                              $ 0.39
        Diluted                                     $  0.34                              $ 0.38

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING (IN MILLIONS)
       Basic                                           93.2                                93.2
       Diluted                                        103.7                               103.7

        Adjustments:
        (a) Remove amortization of acquired intangibles resulting from our merger with Atrix in November, 2004.
        (b) Remove restructuring costs related to integration activities that followed our merger with Atrix.
        (c)   Remove the income tax impact of (a) and (b).

        Note 1
        The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful because they exclude those non-operational activities or transactions that are not necessarily relevant to understanding the trends of the Company or the prospects of future performance.

QLT INC.                                                               EXHIBIT 3
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
2004 SECOND QUARTER RECONCILIATION OF GAAP EARNINGS TO
NON-GAAP EARNINGS (PRO FORMA)
--------------------------------------------------------------------------------
(In millions of United States dollars, except per share data) (Unaudited)

                                                                             Atrix                      Three months
                                                                        pre-merger                             ended
                                                     Three months       operations                     June 30, 2004
                                                            ended   (April 1, 2004                      Adjusted Pro
                                                    June 30, 2004               --                             Forma
                                                             GAAP   June 30, 2004)       Adjustments     Non-GAAP(1)
---------------------------------------------------------------------------------------------------------------------
REVENUES
   Net product revenue                                     $ 43.1            $ 7.3        $   -               $ 50.5
   Net royalties                                                -              4.6            -                  4.6
   Contract research and development                          1.3              4.8            -                  6.0
   Licensing and milestones                                     -              2.1         (2.1) (a)             0.1
---------------------------------------------------------------------------------------------------------------------
                                                             44.4             18.9         (2.1)                61.2
---------------------------------------------------------------------------------------------------------------------
COST AND EXPENSES
   Cost of sales                                             (7.5)            (6.6)        (0.4) (b)           (14.4)
   Research and development                                 (11.3)            (7.4)           -                (18.6)
   Selling, general and administrative                       (3.6)            (3.4)         1.2  (c)            (5.8)
   Depreciation                                              (0.9)            (0.6)        (0.2) (d)            (1.8)
   Amortization of intangibles                                  -                -         (1.9) (e)            (1.9)
---------------------------------------------------------------------------------------------------------------------
                                                            (23.2)           (18.0)        (1.3)               (42.5)
---------------------------------------------------------------------------------------------------------------------

OPERATING INCOME                                             21.2              0.9         (3.3)                18.7

INVESTMENT AND OTHER INCOME (EXPENSE)
   Net foreign exchange gains                                 0.3                -            -                  0.3
   Interest income                                            2.3              0.7         (1.9) (f)             1.0
   Interest expense                                          (1.5)               -            -                 (1.5)
   Other (losses) gains                                         -             (0.4)         0.3  (g)            (0.0)
---------------------------------------------------------------------------------------------------------------------
                                                              1.1              0.3         (1.6)                (0.2)
---------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                   22.2              1.1         (4.9)                18.5

   Provision for income taxes                                (7.5)               -          1.5  (h)            (6.0)
---------------------------------------------------------------------------------------------------------------------
NET INCOME                                                   14.7              1.1         (3.4)                12.4
=====================================================================================================================
NET INCOME PER COMMON SHARE:
   Basic                                                   $ 0.21                                             $ 0.14
   Diluted
      Net income                                           $ 0.18                                             $ 0.12
      Convertible senior notes - interest expense            0.01                                               0.01
---------------------------------------------------------------------------------------------------------------------
     Diluted net income                                      0.20                                               0.13
---------------------------------------------------------------------------------------------------------------------
    Add back amortization of acquired intangibles net of related tax                                            0.01
                                                                                                              -------
DILUTED INCOME PER COMMON SHARE LESS EFFECT OF ACQUIRED INTANGIBLES(1)                                        $ 0.14
                                                                                                              -------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (MILLIONS)
   Basic                                                     69.6                                               91.9
   Diluted                                                   80.0                                              106.6

Adjustments
(a) Remove licensing fees and milestone revenue related to deferred revenue recorded at fair value upon merger.
(b) Increase cost of sales as a result of recording inventory at fair value upon merger.
(c)  Adjust for patent maintenance expenses and merger-related expenses.
(d) Increase depreciation as a result of recording property, plant and equipment at fair value.
(e)  Record additional amortization of acquired intangibles.
(f) Remove foregone interest income from cash consumed in the merger and harmonization of treasury investment policies.
(g)  Remove loss on sale of investments that would have been liquidated.
(h)  Remove tax impact of adjustments (b), (d), (e), and (f)

Note 1:
The adjusted pro forma non-GAAP financial measures presented above are utilized by QLT's management to gain an understanding of the performance of the Company as a result of the merger. The adjusted pro forma non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. The Company believes that the adjusted pro forma non-GAAP financial measures are useful because they provide information that may be relevant to obtaining an understanding of the trends of the Company or the prospects of future performance.

QLT INC.                                                               EXHIBIT 4
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2004
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (PRO FORMA)
--------------------------------------------------------------------------------
(In millions of United States dollars, except per share data) (Unaudited)

                                                       Six months     Atrix pre-merger                        Six months ended
                                                            ended           operations                           June 30, 2004
                                                    June 30, 2004     (January 1, 2004                      Adjusted Pro Forma
                                                             GAAP    -- June 30, 2004)     Adjustments             Non-GAAP(1)
-------------------------------------------------------------------------------------------------------------------------------
REVENUES
   Net product revenue                                     $ 83.7               $ 11.9       $    -                     $ 95.5
   Net royalties                                                -                  8.2            -                        8.2
   Contract research and development                          2.1                  9.8            -                       11.9
   Licensing and milestones                                     -                  4.2         (4.2) (a)                   0.1
-------------------------------------------------------------------------------------------------------------------------------
                                                             85.7                 34.1         (4.2)                     115.7
-------------------------------------------------------------------------------------------------------------------------------
COST AND EXPENSES
   Cost of sales                                            (14.4)                (9.8)        (1.7) (b)                 (25.8)
   Research and development                                 (20.7)               (15.5)           -                      (36.2)
   Selling, general and administrative                       (8.4)                (5.7)         1.0  (c)                 (13.0)
   Depreciation                                              (1.7)                (1.3)        (0.4) (d)                  (3.4)
   Amortization of intangibles                                  -                    -         (3.8) (e)                  (3.8)
-------------------------------------------------------------------------------------------------------------------------------
                                                            (45.2)               (32.2)        (4.8)                     (82.2)
-------------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME                                             40.6                  1.9         (9.0)                      33.5

INVESTMENT AND OTHER INCOME (EXPENSE)
   Net foreign exchange gains                                 0.6                  0.3            -                        1.0
   Interest income                                            4.8                  1.3         (4.2) (f)                   1.9
   Interest expense                                          (3.1)                   -            -                       (3.1)
   Other gains                                                  -                  0.5         (0.5) (g)                  (0.0)
-------------------------------------------------------------------------------------------------------------------------------
                                                              2.3                  2.1         (4.7)                      (0.3)
-------------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                   42.8                  4.0        (13.7)                      33.2

   Provision for income taxes                               (14.5)                   -          3.5  (h)                 (11.1)
-------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE EXTRAORDINARY GAIN                             28.3                  4.0        (10.2)                      22.1
-------------------------------------------------------------------------------------------------------------------------------
   Extraordinary gain                                        10.4                    -        (10.4) (i)                     -
-------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                   38.7                  4.0        (20.6)                      22.1
===============================================================================================================================
BASIC NET INCOME PER COMMON SHARE:
   Income before extraordinary gain                        $ 0.41                                                       $ 0.24
   Extraordinary gain                                        0.15                                                            -
-------------------------------------------------------------------------------------------------------------------------------
   Net income                                              $ 0.56                                                       $ 0.24
-------------------------------------------------------------------------------------------------------------------------------
DILUTED NET INCOME PER COMMON SHARE:
   Income before extraordinary gain                        $ 0.36                                                       $ 0.21
   Extraordinary gain                                        0.13                                                            -
   Convertible senior notes - interest expense               0.04                                                         0.03
-------------------------------------------------------------------------------------------------------------------------------
   Diluted net income                                        0.53                                                         0.24
-------------------------------------------------------------------------------------------------------------------------------
   Add back amortization of acquired intangibles net of related tax                                                       0.02
                                                                                                                        -------
DILUTED INCOME PER COMMON SHARE LESS EFFECT OF ACQUIRED INTANGIBLES(1)                                                  $ 0.26
                                                                                                                        -------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (MILLIONS)
   Basic                                                     69.4                                                         91.7
   Diluted                                                   79.8                                                        106.2


Adjustments
(a) Remove licensing fees and milestone revenue related to deferred revenue recorded at fair value upon merger.
(b) Increase cost of sales as a result of recording inventory at fair value upon merger.
(c)  Adjust for patent maintenance expenses and merger-related expenses.
(d) Increase depreciation as a result of recording property, plant and equipment at fair value.
(e)  Record additional amortization of acquired intangibles.
(f) Remove foregone interest income from cash consumed in the merger and harmonization of treasury investment policies.
(g)  Remove gain on sale of investments that would have been liquidated.
(h)  Remove tax impact of adjustments (b), (d), (e), and (f)
(i) Remove extraordinary gain related to Kinetek acquisition as a non-recurring item.

Note 1: The adjusted pro forma non-GAAP financial measures presented above are utilized by QLT's management to gain an understanding of the performance of the Company as a result of the merger. The adjusted pro forma non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. The Company believes that the adjusted pro forma non-GAAP financial measures are useful because they provide information that may be relevant to obtaining an understanding of the trends of the Company or the prospects of future performance.

QLT Inc. will hold an investor conference call to discuss the second quarter results on Thursday, July 28 at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-525-6384 (North America) or 780-409-1668 (International) before 8:30 a.m. ET. A replay of the call will be available via the Internet and also via telephone at 1-800-677-1564 (North America) or 402-220-1442 (International), access code 7700249.

                                      -30-


QLT INC.:
Vancouver, Canada
Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001

Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.

QLT Inc. is listed on the Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."

A full explanation of how the Company determines and recognizes revenue from Visudyne and Eligard sales is contained in the financial statements contained in the Company's annual and periodic reports. Visudyne sales are product sales by Novartis under its alliance with QLT. Eligard sales are product sales by third parties pursuant to contractual agreements with the Company.

The second quarter financial results for QLT in this press release are preliminary and unaudited and are not a complete disclosure of our quarterly financial results. Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, the statements as to the Company's projections of 2005 Visudyne sales, 2005 EPS, 2005 sales for Eligard, 2005 sales for all QLT products and 2005 revenues for QLT, as well as statements pertaining to the Company's expectations about the future role of Visudyne in the treatment of age-related macular degeneration (AMD). These statements are only predictions and there are a number of risks, uncertainties and other factors which could cause actual events or results to differ materially, including but not limited to: the risk that future sales of Visudyne, Eligard and our other products may be less than expected due to increased competition or for other reasons, our future operating results are uncertain and likely to fluctuate, currency fluctuations in our primary markets may impact our financial results, uncertainty of and timing of pricing and reimbursement may limit the future sales of our products, clinical development programs may not be successful, the outcome of the pending patent and securities litigation against us may be unfavorable and have an adverse impact on our financial results, we are dependent on third-parties to commercialise Visudyne, Eligard and our other products and other factors described in detail in QLT's Annual Information Form and Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT assumes no obligation to update such information to reflect later events or developments, except as required by law.



                                                                   Page 11 of 11